UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

XSUNX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Enterprise, Aliso Viejo, CA 92656
(Address of principal executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 330-8060

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

Conversion of Note

On January 29, 2015 XsunX, Inc. (the “Company”) authorized the issuance of 25,252,017 shares of restricted common stock upon the conversion of $75,335 of principal, and $421 of accrued interest to the holder of a 12% convertible note.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a) 2 of the Securities Act since, among other things, the transactions did not involve a public offering.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure.

Press Release and Company Newsletter

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On February 3, 2015, the Company issued a Press Release (the “Press Release”) announcing that it has signed an agreement to install a 45kW commercial solar power project for a Southern California based wireless services provider with over 100 locations in 12 states. The Company further outlined that it continues to add customers, following a year focused on establishing the operational infrastructure required to grow and create revenue in 2015.

On February 2, 2015, the Company issued a Newsletter (the “Newsletter”) providing information related to a report, produced by the NC Clean Energy Technology Center at NC State University, outlining that according to the reports analysis in 46 of America’s 50 largest cities, a fully financed, typically-sized solar PV system may provide better investment returns than the stock market.

A copy of the Press Release is attached hereto as Exhibit 99.1

A copy of the Newsletter is attached hereto as Exhibit 99.2

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description

99.1	Press Release by XsunX, Inc., dated February 3, 2015

99.2	Newsletter by XsunX, Inc., dated February 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSUNX, INC.

Date: February 3, 2015	By:	/s/ Tom M. Djokovich
Tom M. Djokovich
Title: CEO/Secretary